UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

United Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1893434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7100 W. Camino Real, Suite 302-48 Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share and one-quarter of one redeemable warrant	NYSE American LLC

Class A ordinary shares, par value $0.0001 per share	NYSE American LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-291904

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and warrants to purchase Class A Ordinary Shares of United Acquisition Corp. I (the “Registrant”). The description of the units, each consisting of one Class A Ordinary Share and one-quarter of one redeemable warrant, the Class A Ordinary Shares and the redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50, subject to adjustment, contained in the section entitled “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-291904), initially filed with the Securities and Exchange Commission on December 2, 2025, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The units, Class A Ordinary Shares and warrants to purchase Class A Ordinary Shares to be registered on this Form 8-A are to be listed on the NYSE American LLC (“NYSE American”). Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Registrant are registered on NYSE American and because the securities being registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

United Acquisition Corp. I

Date: January 28, 2026	By:	/s/ Paul Packer
Paul Packer
Chief Executive Officer and Director